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                                                                    EXHIBIT 4.64

                              STRICTLY CONFIDENTIAL

                              [insert graphic here]

                                    AGREEMENT

                                     BETWEEN

                         DURBAN ROODEPOORT DEEP LIMITED

                                       AND

                          DOUGLAS JOHN MELDRUM BLACKMUR

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AGREEMENT:-DJM BLACKMUR

                                    CONTENTS

1.  DEFINITIONS ..........................................................................    1

2.  APPOINTMENT/EMPLOYMENT ...............................................................    4

3.  DUTIES ...............................................................................    4

4.  DIRECTORS' FEES ......................................................................    5

5.  INSURANCE COVER ......................................................................    6

6.  DISPUTES .............................................................................    7

7.  APPLICATION OF PROVISIONS OF COMPANY PROCEDURES ......................................    8

8.  TERMINATION ..........................................................................    8

9.  ELIGIBLE TRANSACTION .................................................................    9

10. THE RIGHT OF THE NON-EXECUTIVE TO TERMINATE THIS AGREEMENT FOR AN
    ELIGIBLE TRANSACTION .................................................................    9

11. ELIGIBLE TERMINATION .................................................................   10

12. BENEFITS PAYABLE FOR AN ELIGIBLE TERMINATION .........................................   10

13. SHARE OPTION SCHEME PROVISIONS .......................................................   11

14. THE RIGHT OF THE COMPANY TO ASSIGN THIS AGREEMENT ....................................   11

15. GENERAL ..............................................................................   11

16. DOMICILIUM CITANDI ET EXECUTANDI .....................................................   12

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AGREEMENT:-DJM BLACKMUR
                                    AGREEMENT

                                     BETWEEN

                         DURBAN ROODEPOORT DEEP LIMITED

           (A COMPANY DULY INCORPORATED UNDER THE COMPANIES ACT, 1973,
                       REGISTRATION NUMBER 1901/00926/06)
                       (HEREINAFTER CALLED "THE COMPANY")

                                       AND

                          DOUGLAS JOHN MELDRUM BLACKMUR
                  (IDENTITY NUMBER 9564938 AUSTRALIAN PASSPORT)

                    (HEREINAFTER CALLED 'THE NON EXECUTIVE")

PREAMBLE

THE NON-EXECUTIVE and THE COMPANY wish to enter into an agreement to regulate the relationship between THE NON-EXECUTIVE and THE COMPANY.

NOW THEREFORE THE PARTIES AGREE THAT:-

1.    DEFINITIONS

      For the purposes of this Agreement and the preamble above, unless the context requires otherwise:

1.1   "Auditors"                     Means the auditors of THE COMPANY for the
                                     time being;

1.2   "Board"                        Means the board of directors of THE COMPANY
                                     for the time being;

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AGREEMENT:-DJM BLACKMUR

1.3   "Business"                     Means the business of the Group of mining
                                     and exploration of gold and other minerals and metals;

1.4   "Closing Date"                 In relation to an Eligible Transaction,
                                     means the date on which the Eligible
                                     Transaction, having become wholly
                                     unconditional, is actually carried into
                                     effect and implemented in accordance with its terms so that the Eligible Transaction ceases to be executory;

1.5   "Code"                         Means the Securities Regulation Code
                                     promulgated in terms of section 440(C)(5) of the Companies Act;

1.6   "Commencement Date"            Means the 21ST OF OCTOBER 2003;

1.7   "Companies Act"                Means the Companies Act, 1973 (as amended);

1.8   "Articles"                     Means the articles of association of THE
                                     COMPANY for the time being;

1.9   "the Company"                  Means Durban Roodepoort Deep, Limited, a
                                     company duly incorporated under the
                                     Companies Act, 1973, registration number
                                     1901/00926/06;

1.10  "Confidential Information"     Means all information which may be imparted
                                     in confidence or is of a confidential
                                     nature relating to the Group, including
                                     without being limited to business plans, trade secrets, financial information, technical information and/or commercial information;

1.11  "Documents"                    Means documents of any nature, including
                                     disks, notebooks, tapes or any other
                                     medium, whether or not eye-readable, on
                                     which information may be recorded from time to time;

1.12  "Eligible Termination"         Means a termination of this Agreement as
                                     contemplated in clause 11;

1.13  "Eligible Transaction""        Means an "Eligible Transaction" as defined
                                     in clause 9;

                                       2
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AGREEMENT:-DJM BLACKMUR

1.14  "the NON-EXECUTIVE"            Means DOUGLAS JOHN MELDRUM BLACKMUR with
                                     Identity Number AUSTRALIAN PASSPORT
                                     9564938;

1.15  "Financial Year"               Means the financial year of THE COMPANY as
                                     determined by it from time to time;

1.16  "Group Life Assurance Scheme"  Means the "Group Life Assurance Scheme" as
                                     defined in clause 5;

1.17  "Labour Laws"                  Means the Labour Relations Act, 1995 and
                                     the Basic Conditions of Employment Act,
                                     1997, as amended from time to time, and the South African common law;

1.18  "Group"                        Means THE COMPANY and all its Subsidiaries;

1.19  "Parties"                      Means the Parties to this Agreement;

1.20  "Directors' Fees"              In relation to each year, the aggregate of
                                     all amounts payable by THE COMPANY to and on behalf of THE NON-EXECUTIVE for the calendar year in question as a fee for all the services rendered by THE NON-EXECUTIVE to THE COMPANY and the Group during the calendar year in question as is more fully set out in Clause 4;

1.21  "Review Date"                  Means 1 July of each year;

1.22  "Share Option Scheme"          Means the Durban Roodepoort Deep (1996)
                                     Share Option Scheme or any other scheme of the same or similar kind in which THE
                                     NON-EXECUTIVE is an eligible participant;

1.23  "Subsidiary"                   Shall have the meaning assigned to it in
                                     the Companies Act, 1973;

1.24  "Termination Effective Date"   Means the date on which this Agreement
                                     terminates pursuant to an Eligible
                                     Termination; and

                                       3
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AGREEMENT:-DJM BLACKMUR

1.25  "this Agreement"               Includes all its Appendices, which shall
                                     form part of it.

2.    APPOINTMENT/EMPLOYMENT

2.1   THE NON-EXECUTIVE is appointed as a NON-EXECUTIVE DIRECTOR.

2.2 Notwithstanding the date of signature of the Agreement, this Agreement shall be deemed to have commenced on the Commencement Date.

2.3 Subject to the other provisions of this Agreement, the Companies Act and the Articles, shall continue for an indefinite period until terminated by either party on not less than 3 (three) months' prior written notice.

3.    DUTIES

3.1   THE NON-EXECUTIVE shall:-

3.1.1 carry out such duties and exercise such powers in relation to THE COMPANY and the Group as the Board shall from time to time assign to or vest in him/her;

3.1.2 in the discharge of such duties and in the exercise of such powers referred to in clause 3.1.1, observe and comply with all rules, regulations and policies of THE COMPANY;

3.1.3 use his/her reasonable endeavours properly to conduct, improve, extend, develop, promote, protect and preserve the business interests, reputation and goodwill of THE COMPANY and the Group and not do anything which is harmful to it; and

3.1.4 carry out his/her obligations as a director in terms of the Companies Act and the Articles.

3.2 It is specifically recorded and agreed that due to the changing nature of the Group and the evolving nature of its business interests, it may be necessary to assign additional duties to THE NON-EXECUTIVE as envisaged in clause 3.1 above or to re-assign those duties from THE NON-EXECUTIVE to other persons from time to time and to add to and delete responsibilities of THE NON-EXECUTIVE from time to time. The Parties agree that this flexible work requirement is part of the Agreement and amendments as envisaged can be made within the terms of the Agreement without constituting a breach.

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AGREEMENT:-DJM BLACKMUR

3.3 THE NON-EXECUTIVE shall not, use or disclose or attempt to use or disclose to any third parties any Confidential Information.

3.4 THE NON-EXECUTIVE shall promptly whenever so requested by THE COMPANY and, in any event, upon the termination of his/her appointment with THE COMPANY, deliver to THE COMPANY all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him/her or have come into his possession in the course of his/her affiliation with THE COMPANY, and THE NON-EXECUTIVE shall not be entitled to and shall not retain any copies thereof. THE NON-EXECUTIVE acknowledges that all title and copyright in the Confidential Information and Documents shall vest in THE COMPANY.

3.5 Notwithstanding the provisions of this Clause 3, the parties agree with each other than THE NON-EXECUTIVE is not an employee of THE COMPANY and THE NON-EXECUTIVE shall, accordingly, not be bound to render exclusive services to THE COMPANY.

4.    DIRECTORS' FEES

4.1 THE NON-EXECUTIVE shall, with effect from the Commencement Date, be entitled to a gross all-inclusive directors' fee of $US 24,000 (TWENTY FOUR THOUSAND UNITED STATES DOLLARS) per annum, for all the services to be rendered by him/her in terms of this Agreement.

4.2 The directors' fees will be reviewed annually on the Review Date, the first review being on 1 JULY 2004.

4.3 The directors' fees Package referred to in clause 4.1 above, includes any allowance that THE NON-EXECUTIVE may choose to structure as part of his/her all-inclusive remuneration package in accordance with the policies of THE COMPANY from time to time and as agreed with THE COMPANY from time to time, including any business travel in a private vehicle.

4.4 The directors' fees referred to in Clause 4.1 above, excludes all allowances for entertainment, travel, subsistence and accommodation to which THE NON-EXECUTIVE is entitled in accordance with the policies of THE COMPANY from time to time and as agreed with THE COMPANY from time to time.

4.5 Notwithstanding anything to the contrary, the payment by THE COMPANY of the premiums on behalf of THE NON-EXECUTIVE for the Group Life Assurance Scheme and the payment by

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AGREEMENT:-DJM BLACKMUR

      THE COMPANY of the Share Option Scheme for any of the share options to which THE NON-EXECUTIVE is entitled in terms of clause 9 and 13 shall not constitute part of the directors' fees.

4.6 THE NON-EXECUTIVE shall be entitled to use any travel miles allocated on any business credit cards and flying membership cards issued to him/her by THE COMPANY for his/her family and personal use.

4.7 THE COMPANY will require THE NON-EXECUTIVE to undergo a medical examination at the cost of THE COMPANY on an annual basis and THE NON-EXECUTIVE agrees to give effect to this requirement.

4.8 The date of payment of the salary portion of the directors' fees of THE NON-EXECUTIVE shall be the 25th day of each calendar month.

5.    INSURANCE COVER

5.1 THE COMPANY undertakes to pay on the behalf of THE NON-EXECUTIVE the premiums payable by THE NON-EXECUTIVE under the Group Life Assurance Scheme of THE COMPANY which, as at the Commencement Date, is provided by Sanlam. The Life Assurance cover for THE NON-EXECUTIVE will be an amount equivalent to 2 (two) years directors' fees of THE NON-EXECUTIVE.

5.2 THE COMPANY will apply and maintain a reasonable level of Directors and Officers Liability Insurance, with THE NON-EXECUTIVE covered as an insured and THE COMPANY will maintain, at its expense, the same cover for THE NON-EXECUTIVE for a period of 7 (seven) years after termination of this Agreement.

5.3   THE COMPANY undertakes:-

5.3.1 in the event of THE NON-EXECUTIVE not being a workman as defined in the Compensation for Occupational Injuries and Diseases Act 130 of 1993 (as amended), to insure THE NON-EXECUTIVE with the Rand Mutual Assurance Limited or any other insurance company against risk, death, permanent disablement or temporary disablement caused by an accident arising out of and in the course of his/her employment; and

5.3.2 to keep the policy of insurance referred to in clause 5.3.1 in force and pay the premiums thereon on time, and THE NON-EXECUTIVE agrees that the amount payable under the said policy of

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AGREEMENT:-DJM BLACKMUR

      insurance shall be taken and deemed to be and represent the total and entire claim, demand and right of action of THE NON-EXECUTIVE, his/her executors or administrators or legal representatives or assigns against THE COMPANY or its NON-EXECUTIVE's for damages or compensation for injury suffered by THE NON-EXECUTIVE as a result of the negligence of THE COMPANY or its NON-EXECUTIVE's or otherwise and the payment of the said compensation in terms of the said policy of insurance shall free and discharge any claim or liability in respect of THE COMPANY and its NON-EXECUTIVE's of and from all and any claim of liability in respect of such injury, and to waive any right of claiming on THE COMPANY or its NON-EXECUTIVE's for any compensation other than that which he/she is entitled to recover under the said policy of insurance effected by THE COMPANY.

6.    DISPUTES

6.1 In the event that any dispute arises out of the interpretation, application or termination of this Agreement or in the event that any dispute arises out of any alleged unfair dismissal or unfair labour practice as defined in the Labour Laws, the Parties shall refer such dispute to private arbitration in accordance with the provisions of clause 6.2.

6.2 The arbitration shall be conducted by an arbitrator selected by agreement from the panel of arbitrators of AMSSA (The Arbitration and Mediation Services of South Africa) or the labour panel of AFSA (Arbitration Foundation of Southern Africa). The date of the arbitration will be mutually agreed upon by the Parties. In the event that the Parties are unable to mutually agree upon the arbitrator and a date for the arbitration within 10 (ten) days of the dispute arising, then the director of AMSSA will be asked to appoint a suitable arbitrator and nominate a date for the hearing of the arbitration.

6.3 The arbitrator will be entitled to determine the appropriate procedure for determining the dispute.

6.4 The costs of the arbitrator will be borne equally by THE NON-EXECUTIVE and THE COMPANY.

6.5   The finding of the arbitrator will be final and binding on the Parties.

6.6   The Parties record that:-

6.6.1 it is the desire of both parties that any dispute which may arise as envisaged in clause 6.1 is to be determined by private arbitration;

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AGREEMENT:-DJM BLACKMUR

6.6.2 neither party will refer any such dispute to arbitration or adjudication before the CCMA; and

6.6.3 the jurisdiction of the CCMA to adjudicate any such dispute is by mutual agreement between the parties expressly concluded.

7.    APPLICATION OF PROVISIONS OF COMPANY PROCEDURES

7.1 THE NON-EXECUTIVE's entitlement to any benefit other than those recorded in this Agreement shall be governed by the appropriate Company procedure manuals of THE COMPANY for the time being.

7.2 THE COMPANY is entitled from time to time to amend the terms and conditions of its company procedure manuals.

7.3 In the event of a conflict between the provisions of company procedure manuals and the provisions of this Agreement, the provisions of this Agreement shall prevail.

8.    TERMINATION

8.1 Notwithstanding any provision to the contrary, this Agreement may be terminated by THE COMPANY with or without notice if THE NON-EXECUTIVE:-

8.1.1 commits any serious and/or persistent breach of any of the provisions contained in this Agreement;

8.1.2 is found guilty of theft, fraud or any gross irregularities; or

8.1.3 is found guilty of gross misconduct or wilful neglect in the discharge of his/her duties.

8.2   If THE NON-EXECUTIVE:-

8.2.1 resigns as an NON-EXECUTIVE of THE COMPANY, this Agreement may be terminated by THE COMPANY and the normal rules of resignation applicable to NON-EXECUTIVE's of THE COMPANY will apply;

8.2.2 is sequestrated, this Agreement shall be terminated by THE COMPANY and the normal rules of THE COMPANY applicable to retrenchments will apply; or

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AGREEMENT:-DJM BLACKMUR

8.2.3 dies, this Agreement may be terminated subject to the provisions of clause 9 and any other applicable provision of this Agreement.

8.3 THE COMPANY's right to terminate this Agreement shall be subject to the applicable provisions in the Labour Laws as may apply from time to time.

9.    ELIGIBLE TRANSACTION

      For the purposes of this Agreement an "Eligible Transaction" means any agreement, including any agreement forming part of a series of other agreements, which either by itself or together with any of the other agreements, constitutes or results in a transaction involving a change of control of THE COMPANY, of a kind which falls within the ambit of clause 1(a) of the definition of "affected transaction" in Section B of the Code, read with clause 5 of the same Section of the Code.

10. THE RIGHT OF THE NON-EXECUTIVE TO TERMINATE THIS AGREEMENT FOR AN ELIGIBLE TRANSACTION

      If an Eligible Transaction is duly entered into, THE NON-EXECUTIVE shall be entitled to terminate this Agreement, subject to the following provisions:-

10.1 THE NON-EXECUTIVE may exercise that right by written notice given to THE COMPANY at any time from the date on which the announcement of a firm intention to make an offer in respect of the Eligible Transaction, as contemplated in Rule 2.3 of Section D of the Code, is made in accordance with the requirements of the Code, until the Closing Date of that Eligible Transaction;

10.2 if THE NON-EXECUTIVE gives written notice of termination in terms of clause 10.1, he/she may at the same time, or at any time before the Closing Date of the Eligible Transaction, but subject to the provisions of clause 10.3, exercise any right he/she may have under the Share Option Scheme;

10.3 any notice of termination given by THE NON-EXECUTIVE in terms of clause 10.2, and any exercise of his/her rights under the Share Option Scheme in terms of clause 10.2, shall be conditional upon, and shall therefore take effect only if, the Eligible Transaction itself becomes wholly unconditional and is actually carried into effect and implemented in accordance with its terms and accordingly ceases to be executory;

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AGREEMENT:-DJM BLACKMUR

10.4 any notice of termination given in terms of clause 10.1 and any rights exercised in terms of clause 10.2 may not be withdrawn or revoked by THE NON-EXECUTIVE, even before the notice or the exercise of those rights takes effect in terms of clause 10.3, without the written consent of THE COMPANY;

10.5  if any notice of termination given by THE NON-EXECUTIVE in terms of clause
      10.1 takes effect in terms of clause 10.3, this Agreement shall terminate on the Closing Date of the Eligible Transaction.

11.   ELIGIBLE TERMINATION

      This Agreement shall be regarded as having been terminated pursuant to an Eligible Termination if THE NON-EXECUTIVE exercises his/her right in terms of clause 10.1 to terminate this Agreement, for an Eligible Transaction, and the termination duly takes effect as contemplated in clause 10.3.

12.   BENEFITS PAYABLE FOR AN ELIGIBLE TERMINATION

12.1 If this Agreement is terminated pursuant to an Eligible Termination, THE NON-EXECUTIVE shall, subject to compliance with the relevant company laws, be entitled to receive payment from THE COMPANY as a termination benefit an amount equal to:

                                    TS X TE
                                    -------
                                       12

      Where:

      TS = means the period (in completed calendar months) served by THE NON-EXECUTIVE as an employee of THE COMPANY from the Commencement Date to the date of termination of this Agreement in terms of clause 11 provided that such period shall not be less than 12 (twelve) calendar months nor more than 48 (forty-eight) calendar months; and

      TE = means the directors' fees as set out in clause 4.1.

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AGREEMENT:-DJM BLACKMUR

12.2 The total amount which becomes payable to THE NON-EXECUTIVE in terms of clause 12.1 shall accrue to him/her on the Termination Effective Date or the date on which the termination in terms of clause 12.1 takes effect, and be payable to him/her within 30 (thirty) days after the amount has been determined by the Auditors in accordance with clause 12.2.

12.3 The total amount and all the separate amounts making up that total amount, payable to THE NON-EXECUTIVE in terms of clause 12.1 including any pro rata adjustments made shall be determined by the Auditors as soon as possible after the Termination Effective Date, and their certificate as to each of those amounts shall, in the absence of manifest or clerical error, be final and binding on all the Parties.

13.   SHARE OPTION SCHEME PROVISIONS

      It is recorded that THE NON-EXECUTIVE is eligible for share options under the Share Option Scheme of the Company, which shall be governed by the provisions of "The Rules of the Share Options Scheme" of THE COMPANY as amended from time to time.

14.   THE RIGHT OF THE COMPANY TO ASSIGN THIS AGREEMENT

14.1 THE COMPANY shall be entitled, without the consent of THE NON-EXECUTIVE, to assign all its rights and all its obligations under this Agreement to any company which, at the time of the assignment, is a member of the Group.

14.2 For the avoidance of any doubt it is expressly recorded that the provisions of clause 14.1 shall apply mutatis mutandis to any succeeding assignee of this Agreement.

15.   GENERAL

15.1 This document contains the entire agreement between the Parties in regard to its subject matter.

15.2 No party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement.

15.3 No failure by a party to enforce any provision of this Agreement shall constitute a waiver of such provision or affect in any way a party's right to require performance of any such provision at any time in the future, nor shall the waiver of any subsequent breach nullify the effectiveness of the provision itself.

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AGREEMENT:-DJM BLACKMUR

15.4 No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties to this agreement.

15.5 Save as permitted in terms of clause 14, no party may cede any of its rights or delegate any of its obligations under this Agreement.

15.6 If any of the clauses of this Agreement are found to be unenforceable, contra bona mores or void, that clause shall be deemed to be severable from this Agreement. The enforceability of the remainder of the Agreement shall be unaffected by the exclusion of such clause.

16.   DOMICILIUM CITANDI ET EXECUTANDI

16.1 The parties choose as their domicilium citandi et executandi for all purposes under this agreement the following addresses:-

      THE COMPANY:-                                         THE NON-EXECUTIVE:-
      Durban Roodepoort Deep Limited                               DJM Blackmur
      DRD Building                                    IB Bay Beach Avenue South
      45 Empire Road                                               Sunset Links
      Parktown                                                        Cape Town
      Johannesburg                                                         7441

16.2 THE NON-EXECUTIVE is obliged to advise THE COMPANY of his/her address upon commencement of employment and again within 7 (seven) days of any change of address.

16.3 Each of the parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other address which is not a post office box or poste restante.

16.4 Any notice or communication required or permitted to be given by either party to the other in terms of this Agreement shall be valid and effective only if in writing.

16.5 A written notice or communication actually received by either party from the other shall be valid and effective notwithstanding that it was not sent to or delivered at the chosen domicilium address.

16.6 Any communication or notice required to be given or made under this Agreement between the parties shall be deemed to have been received by the intended addressee:

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AGREEMENT:-DJM BLACKMUR

16.6.1 On the day of delivery if delivered by hand, facsimile, telex or telegram; or

16.6.2 On the tenth day after posting, if mailed by prepaid registered post.

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AGREEMENT:-DJM BLACKMUR

THUS DONE AND SIGNED AT JOHANNESBURG

ON THE 21ST DAY OF OCTOBER, 2003.

For:- DURBAN ROODEPOORT DEEP LIMITED

  /s/ Mark Wellesley Wood
------------------------------------------
SIGNATORY:- Mark Wellseley Wood

CAPACITY:- Chairman

AUTHORITY:- By Resolution

THUS DONE AND SIGNED AT CAPE TOWN

ON THE 28TH DAY OF OCTOBER 2003.

/s/ D.J. Blackmur
------------------------------------------
DOUGLAS JOHN MELDRUM BLACKMUR

                                       14